UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2014

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	- Other Events

Item 8.01.	Other Events.

On March 3, 2014, American Financial Group, Inc. (“AFG” or the “Registrant”) issued a press release announcing that, in connection with the offer by its wholly-owned subsidiary Great American Insurance Company (“GAIC”) to purchase the outstanding shares of common stock of National Interstate Corporation (“National Interstate”), the “minimum tender” condition had been waived.  The “minimum tender” condition had required that, following the tender offer, GAIC must own shares of National Interstate common stock that, when added to the shares it currently owns, represents at least 90% of the outstanding shares of National Interstate on a fully diluted basis.  Under the amended offer, GAIC will purchase any and all shares tendered by National Interstate shareholders into the offer.  GAIC has also extended the expiration date and withdrawal rights to 12:00 midnight, Eastern time, on March 17, 2014.  The tender offer was previously scheduled to expire at 12:00 midnight, Eastern time, on March 6, 2014.  Except for the extension of the expiration date and the waiver of the “minimum tender” condition, all other terms and conditions of the tender offer remain unchanged.

A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

(d)  Exhibits.

99.1	Press release dated March 3, 2014 This Exhibit is furnished pursuant to Item 8.01 and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 3, 2014	AMERICAN FINANCIAL GROUP, INC. By: /s/ Karl J. Grafe Karl J. Grafe Vice President